Exhibit 21

NORTHERN TRUST CORPORATION SUBSIDIARIES AS OF FEBRUARY 29, 2016

	Percent Owned	Jurisdiction of Incorporation
The Northern Trust Company	100%	Illinois
Norlease, Inc.	100%	Delaware
TNT-NL Leasing I, Inc.	100%	Delaware
TNT-NL Eurolease I, Ltd.	100%	Bermuda
NL-RFI NMTC Fund LLC	100%	Illinois
TNT-NL Eurolease II, Ltd.*	100%	Bermuda
Clenston Ltd.*	100%	Bermuda
NL-Camillus NMTC Fund, LLC	100%	Delaware
Northern Trust Hedge Fund Services LLC	100%	Delaware
The Northern Trust Company, Canada	100%	Ontario, Canada
Northern Trust Guernsey Holdings Limited	100%	Guernsey
Northern Trust (Guernsey) Limited	100%	Guernsey
Northern Trust Investments, Inc.	100%	Illinois
Northern Trust Holdings Limited	100%	England
Northern Trust Global Services Limited	100%	England
Northern Trust Company of California	100%	California
The Northern Trust Company of Nevada	100%	Nevada
The Northern Trust Company UK Pension Plan Limited	100%	England
Nortrust Nominees, Ltd.	100%	England
MFC Company, Inc.	100%	Delaware
NTC Dormae NMTC Fund, LLC	100%	Delaware
The Northern Trust International Banking Corporation	100%	Edge Act
Northern Trust Management Services Limited	100%	England
Northern Trust Global Investments Limited	100%	England
Northern Trust Cayman International, Ltd.	100%	Cayman Islands, BWI
The Northern Trust Company of Hong Kong Limited	99.99%	Hong Kong
Northern Trust Fund Managers (Ireland) Limited	100%	Ireland
Northern Trust Global Fund Services Cayman Limited	100%	Cayman Islands, BWI
Northern Trust Partners Scotland Limited	100%	Scotland
Northern Operating Services Private Limited	100%	India
Northern Trust Management Services Asia Pte. Ltd.	100%	Singapore
Northern Operating Services Asia Inc.	99.99%	Philippines
NT Global Advisors, Inc.	100%	Ontario, Canada
The Northern Trust Scottish Limited Partnership	100%	Scotland
Northern Trust Luxembourg Capital S.A.R.L.	100%	Luxembourg
NT EBT Limited	100%	England
Northern Trust Management Services (Deutschland) GmbH	100%	Germany
The Northern Trust Company of Saudi Arabia (a closed joint stock company)	100%	Kingdom of Saudi Arabia
Northern Trust (Ireland) Limited	100%	Ireland
Northern Trust Fund Services (Ireland) Limited	100%	Ireland
Nortrust Nominees (Ireland) Limited	100%	Ireland
NTRS Nominees Limited	100%	Ireland
Northern Trust Nominees (Ireland) Limited	100%	Ireland
Northern Trust Pension Trustees (Ireland) Limited	100%	Ireland
Northern Trust Management Services (Ireland) Limited	100%	Ireland
Northern Trust International Fund Administration Services (Ireland) Limited	100%	Ireland
Northern Trust Fiduciary Services (Ireland) Limited	100%	Ireland

* Indirectly owned by Norlease Inc. through Delaware business trusts.

	Percent Owned	Jurisdiction of Incorporation
Northern Trust GFS Holdings Limited	100%	Guernsey
Northern Trust Fiduciary Services (Guernsey) Limited	100%	Guernsey
Arnold Limited	100%	Guernsey
Control Nominees Limited	100%	Guernsey
Truchot Limited	100%	Guernsey
Vivian Limited	100%	Guernsey
Doyle Administration Limited	100%	Guernsey
Barfield Nominees Limited	100%	Guernsey
Northern Trust International Fund Administration Services (Guernsey) Limited	100%	Guernsey
Nelson Representatives Limited	100%	Guernsey
Admiral Nominees Limited	100%	Guernsey
The Northern Trust Company of Delaware	100%	Delaware
50 South Capital Advisors, LLC	100%	Delaware
Northern Trust European Holdings Limited	100%	England
Northern Trust Luxembourg Management Company S.A.	100%	Luxembourg
Northern Trust Securities, Inc.	100%	Delaware
Northern Trust Services, Inc.	100%	Illinois
Northern Trust Global Investments Japan, K.K.	100%	Japan
TNT – Comer College Prep, LLC	100%	Illinois
Nortrust Realty Management, Inc.	100%	Illinois
Northern Trust Holdings L.L.C.	100%	Delaware
Northern Investment Corporation	100%	Delaware
NTC Capital I	100%	Delaware
NTC Capital II	100%	Delaware
Equilend Holdings LLC	10%	Delaware
Northern Investment Management Company	100%	Delaware

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